NEWS RELEASE

Recent Gold Assay Results from Silverado's Eagle Creek
Property Indicate a Potential Bulk Mineable Gold Deposit.
Assay Results Disclosed in Table Below.

Vancouver, BC, January 13, 2010 -- Silverado Gold Mines Ltd (OTCBB: SLGLF) (Frankfurt: SLGL) (the "Company" or "Silverado") today announced that recent assay samples taken from surface to 165 feet of depth has confirmed and extended the results disclosed in our December 9, 2010 news release (http://www.silverado.com/nr-2010-12-09/) which now includes surficial gold mineralized zones.

Eagle Creek Rock Samples (January 2011 Assays) Note: Survey coordinates are UTM metric, Zone 6 AK.
Sample	Northing	Easting	Rock Sample Description	Gold in g/t	Gold in oz/t	Generalized Area
EAG-19	7207985	465148	Brecciated vuggy quartz- gold -arsenic-jamesonite vein. Vein-Fault #2A.	14.5	0.47	Eastgate Zone (head of Independence Creek). Complex vein-fault breccias. Crushed quartz veins with fine-grained sulfide+graphite.
2.5 ft wide chip sample
EAG-20	7208020	465155	Complex breccia vein with graphite sulfides. Low angle structure.	4.71	0.15
Rubble Crop Grab Sample
EAG-21	7208103	465210	Sulfide-rich breccia with graphitic gouge. Low angle structural zone.	9.07	0.29
Rubble Crop Grab Sample
EAG-22	7207560	464255	Limonitic schist with low- sulfide quartz stockwork. Vein-Fault #2.	7.48	0.24	Vein-Fault #2. Footwall.
4 ft wide chip sample
EAG-23	7208005	465130	Quartz+sericite+ scorodite rock cut by thin (<3 mm) vuggy quartz stockwork.	12.05	0.39	Eastgate Zone.
Grab sample from talus
EAG-24	7207543	464247	Silicified schist with low sulfide quartz vein stockwork. Vein-Fault #2.	4.13	0.13	Vein-Fault #2. Footwall.
4 ft wide chip sample

SILVERADO GOLD MINES LTD
1820-1111 W. Georgia St., Vancouver, BC V6E 4M3 • 604.689.1535 • 800.665.4646 • ir@silverado.com • www.silverado.com

Sample	Northing	Easting	Rock Sample Description	Gold in g/t	Gold in oz/t	Generalized Area
EAG-25	local	local	Drill core of quartz- carbonate vein from the Scrafford Vein-Fault.	5.41	0.17	HQ diameter drill core. Drill hole 83518. Scrafford Vein-Fault
155-160 ft downhole
EAG-26	local	local	Drill core of stibnite-rich fault gouge from the Scrafford Vein-Fault.	4.02	0.13
160-165 ft downhole
EAG-15	7207505	464220	Chloritic schist.	<0.005	0.00	Hangingwall schist outside of deformation zone.
Grab sample of talus
EAG-16	7208180	465205	Graphitic quartz-mica schist.	0.221	0.01	Random samples of talus. Eastgate Zone.
Grab sample of talus
EAG-17	7208130	465195	Grayish quartzite with hairline fractures coated with oxidized sulfides.	0.271	0.01
Grab sample of talus
EAG-18	720853	465172	Gray quartzite with hairline fractures coated with oxidized sulfides.	0.259	0.01
Grab sample of talus

The property is situated 8 miles north of Fairbanks, Alaska; 9 miles northeast of our Ester Dome gold property; 6 miles southwest of the True North ore body of Kinross; and 10 miles due west of the Fort Knox 40,000 ton per day gold mine of Kinross.

The Company will soon disclose a more detailed statement by the Senior Geologist. The samples disclosed in the table were collected during December of 2010 with the exception of the Scrafford drill core samples which were splits collected from the original drill core of July 1992. All of the samples disclosed in the table were sampled from either bedrock (chip samples) or talus and are stated as such in the table. The samples from the talus are not bedrock and as such do not have the significance of the samples from bedrock. The samples listed as rubble crop represent weathered bedrock.

The bedrock and drill core samples are indicating structural zones of gold mineralization in settings similar to the True North and Pogo ore bodies, but the Eagle Creek gold mineralized zones are on surface. The no gold bearing chloritic schist rock unit (Sample EAG-15) and low gold samples EAG-16, -17, -18 show a barren cap or trap rock and other samples show gold immediately below this cap rock.

The Company is very excited about these findings.

The gold assays were performed by ALS Chemex Inc. a certified laboratory.

In other matters, the Company will sign a 36,000 foot drill program for the Nolan Gold and Antimony Property using NTW equipment which will return a 2.23 inch core. The drill program is scheduled to begin at Nolan in mid-May when weather permits.

Silverado Gold Mines Ltd | www.silverado.com	Page 2 of 3

About the Company

Silverado Gold Mines Ltd, a publicly traded company, is an exploration-stage enterprise focused on the exploration of gold properties with some past production. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property.

Forward Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which it operates.

Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statement are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company’s filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact Investor Relations at:

Silverado Gold Mines Ltd
1820-1111 West Georgia Street
Vancouver, BC V6E 4M3
Web: www.silverado.com

Email: ir@silverado.com
Local: (604) 689-1535
Toll Free: (800) 665-4646

Trading Symbols
OTC BB: SLGLF
FRANKFURT: SLGL

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Silverado Gold Mines Ltd | www.silverado.com	Page 3 of 3